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                                                                    Exhibit 10.6
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                                    RELEASE
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     This RELEASE (the "Release") dated this 30/th/ day of July, 2001, by and between Al Noyes ("Noyes") and LearningStar Corp. (the "Company").

     WHEREAS, Noyes and the Company entered into a Retention Agreement dated April 30, 2001; and

     WHEREAS, Section 3 of the Retention Agreement provides that Noyes shall execute and deliver the following release in consideration for the payments set forth therein;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

     1.   Lump Sum Payment and Accelerated Vesting.  In exchange for Noyes'
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execution of this Release, the Company agrees as follows:

          (a) The Company shall pay Noyes a gross lump sum payment of $250,000 upon expiration of seven (7) days following July 31, 2001; and

          (b) All options to purchase common stock of LearningStar ("LearningStar Options") held by Noyes shall be vested and immediately exercisable as of July 31, 2001. Noyes shall have until December 31, 2002 to exercise such LearningStar Options.

     2.   Release.
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     (a)  Noyes hereby releases, discharges and covenants not to sue
LearningStar, SmarterKids, Earlychildhood or, as applicable, their respective divisions, subsidiaries, parent(s), affiliated corporations, partnerships or limited liability companies, past and present, and each of them, as well as their directors, officers, shareholders, members, representatives, assignees, successors, agents and employees, past and present, and each of them (individually and collectively, "Releasees") from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, obligations, agreements, promises, debts, damages, judgments, rights and demands, whether existing or contingent, known or unknown, including, but not limited to: (i) any and all claims arising out of or in connection with Noyes's employment, change in employment status and/or termination of employment from LearningStar; (ii) any and all claims based on any federal, state or local law, constitution or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of age, race, color, creed, religion, sex, sexual harassment, sexual orientation, national origin, ancestry and disability; and/or (iii) any and all claims arising out of or in connection with any contract, whether oral or written, express or implied, any tort, and/or any other statutory or common law claim of any nature whatsoever. This provision is intended by the parties hereto to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that Noyes has, may have or has had against the Releasees prior to the date of execution of this Release.
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     (b)  Since Noyes is 40 years of age or older, he has been informed that he has or might have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (the "ADEA"), and he agrees and understands that: (i) in consideration for the payments described in Section 3, he specifically waives his rights and/or claims under the ADEA to the extent that such rights and/or claims arose prior to or on the date this Release is executed; (ii) he is advised of his right to consult with an attorney of his choice or any other person of his choosing prior to executing this Release and that he has not been subject to any undue or improper influence interfering with the exercise of his free will in deciding whether to execute this Release; and (iii) he is hereby informed that he has at least 21 days from the date he is presented with this Release within which to consider the terms of this Release, and seven days after execution of this Agreement within which to revoke this Agreement.


     3.   Governing Law:  This Agreement shall be governed by and construed
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in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.


IN WITNESS WHEREOF, the parties hereto have caused this Release to be executed as of the date set forth above.


                              LEARNINGSTAR CORP.


                              By:       /s/ Ronald Elliott
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                                 Name   Ronald Elliott
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                                 Title: Chief Executive Officer
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                                        /s/ Al Noyes
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                              Al Noyes


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